UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Units Private Placement

On April 23, 2026, Senmiao Technology Limited (the “Company”) entered into a certain securities purchase agreement (the “SPA”) with certain purchasers (the “Investors”), pursuant to which the Company agreed to sell an aggregate of up to 10,000,000 units (the “Units”), each Unit consisting of one (1) share of its common stock, par value $0.0001 per share (“Common Stock”), and four (4) warrants (each, a “Warrant”), each to purchase one (1) share of Common Stock (the “Offering”), at a purchase price of $1.10 per Unit. The aggregate gross proceeds to the Company from the Offering, if all Units are sold, will be approximately $11,000,000.

Each Warrant is exercisable at a price of $1.46 per share of Common Stock, subject to adjustment, at any time on or after the Initial Exercise Date and on or prior to 5:00 p.m. (New York City time) on the Termination Date in 2031.

Each Investor has represented that it is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) a “sophisticated investor” as defined in Rules 501 and 506(b)(2) under the Securities Act. Each Investor is acquiring the Units for investment purposes for its own account and not with a view to a distribution of all or any part thereof. The parties to the SPA have each made customary representations, warranties and covenants, including, among other things, (a) the absence of any material adverse effect, and (b) the absence of legal proceedings that affect the completion of the transactions contemplated by the SPA.

Assuming the accuracy of each Investor’s representations and warranties, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Investors as contemplated by the SPA. The Units are being offered and sold in reliance on an exemption provided by Regulation D of the Securities Act.

The net proceeds from the sale of the Units shall be used by the Company for working capital and general corporate purposes.

The consummation of the Offering is subject to various closing conditions, including, among others, receipt of stockholder approval at the Company’s next meeting of stockholders for the issuance of the Units. The closing of the Offering shall occur upon the satisfaction or waiver of all such closing conditions.

The form of the SPA and the form of the Warrant are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA and the Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Common Stock Securities Purchase Agreement
10.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: April 24, 2026	By:	/s/ Ronggang (Jonathan) Zhang
	Name:	Ronggang (Jonathan) Zhang
	Title:	Chief Financial Officer

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